SHAREHOLDERS' AGREEMENT

                                       of

                             RANKIN MANAGEMENT, INC.

















                          Dated as of November 14, 1996







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                                TABLE OF CONTENTS
                                                                            Page

1.       Definitions.........................................................  1
         1.1      "Act"......................................................  1
         1.2      "Agreement"................................................  1
         1.3      "Board of Directors".......................................  2
         1.4      "Authorized Transferee"....................................  2
         1.5      "Call Notice"..............................................  2
         1.6      "Call Option"..............................................  2
         1.7      "Charitable Organization"..................................  2
         1.8      "Code".....................................................  2
         1.9      "Company"..................................................  2
         1.10     "Election".................................................  2
         1.11     "Fair Market Value"........................................  2
         1.12     "Family Group".............................................  2
         1.13     "Family Member"............................................  2
         1.14     "Family Shareholder".......................................  3
         1.15     "Final Valuation"..........................................  3
         1.16     "First Appraised Value"....................................  3
         1.17     "Independent Appraiser"....................................  3
         1.18     "Initial Appraiser"........................................  3
         1.19     "Initial Value"............................................  3
         1.20     "NACCO"....................................................  3
         1.21     "NACCO Class A Shares".....................................  3
         1.22     "NACCO Class B Shares".....................................  3
         1.23     "NACCO Stockholders' Agreement"............................  3
         1.24     "NACCO Restated Certificate"...............................  3
         1.25     "Objecting Party"..........................................  3
         1.26     "Original Shareholder".....................................  3
         1.27     "Offered Shares"...........................................  4
         1.28     "Option Shares"............................................  4
         1.29     "Original Holders".........................................  4
         1.30     "Outside Shareholder"......................................  4
         1.31     "Outstanding Remaining Shares".............................  4
         1.32     "Permitted Transferee".....................................  4
         1.33     "Person"...................................................  4
         1.34     "Proportionate Part".......................................  4
         1.35     "Purchase Price"...........................................  4
                  (a)      Initial Value.....................................  4
                  (b)      Appraised Value...................................  4
                  (c)      Mutually Agreed Upon Purchase Price...............  5
                  (d)      Cooperation with Appraisers.......................  5
         1.36     "Purchase Right"...........................................  5
         1.37     "Qualified Fiduciary"......................................  5
         1.38     "Remaining Shares".........................................  5
         1.39     "Seller's Notice"..........................................  5
         1.40     "Selling Shareholder"......................................  5
         1.41     "Shares"...................................................  5
         1.42     "Shareholder"..............................................  5
         1.43     "Starting Date"............................................  6
         1.44     "Transfer".................................................  6
         1.45     "Valuation Notice".........................................  6

2.       Management of the Company...........................................  6
         2.2      Composition of Board of Directors..........................  6
         2.3      Election of Directors......................................  6
         2.4      Board Deadlock.............................................  6

3.       Shareholder Relations...............................................  7
         3.1      Shareholder Approval.......................................  7
         3.2      Access to Business Information.............................  7
         3.3      Pre-emptive Rights.........................................  7

4.       Restrictions on Transfers of Shares.................................  7
         4.1      Restriction on Transfers...................................  7
         4.2      Unrestricted Transfers.....................................  8
         4.3      Purchase Right.............................................  8
         4.4      Call Options to Purchase Shares............................  8
         4.5      Allocation of Offered Shares and Option Shares.............  9
                  (a)      Allocation to Original Holders of Offered Shares.. 10
                  (b)      Allocation among Family Groups.................... 10
                  (c)      Allocation to the Company......................... 11
                  (d)      Allocation of Shares among Family Group Members... 11

5.       General Restrictions/Covenants on Transfer.......................... 11
         5.1      Securities Law Restrictions................................ 11
         5.2      Legends.................................................... 12
         5.3      Stock Transfer Record...................................... 12

6.       Closing............................................................. 13
         6.1      Terms of Sale.............................................. 13
         6.2      Closing.................................................... 13
         6.3      Legal Requirements......................................... 13
         6.4      Removal of Shareholder From Personal Obligation............ 13

7.       Agreements by the Company........................................... 13

8.       Shareholder Covenants............................................... 14
         8.1      Voting of Shares........................................... 14
         8.2      No Contrary Action......................................... 14
         8.3      Shareholder Status......................................... 14

9.       Subchapter S Corporation Status..................................... 14
         9.1      Maintenance of Election.................................... 14
         9.2      Shareholder Actions to Preserve Election................... 14
         9.3      Revocation of Election..................................... 15
         9.4      Inadvertent Termination of Election........................ 15
         9.5      Tax Distributions.......................................... 15

10.      Termination......................................................... 15
         10.1     Term....................................................... 15
         10.2     Removal of Legends Upon Termination........................ 16

11.      Power of Attorney................................................... 16

12.      Arbitration......................................................... 16

13.      General Provisions.................................................. 16
         13.1     Waivers and Amendments..................................... 16
         13.2     Successors and Assigns..................................... 17
         13.3     Counterparts............................................... 17
         13.4     Notices.................................................... 17
         13.5     Entire Agreement........................................... 17
         13.6     Governing Law.............................................. 17
         13.7     Severability............................................... 17
         13.8     No Third Party Beneficiaries............................... 17
         13.9     Specific Performance....................................... 18
         13.10    Titles and Headings........................................ 18
         13.11    Conflicts.................................................. 18



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                             SHAREHOLDERS' AGREEMENT

                  THIS SHAREHOLDERS' AGREEMENT (this "Agreement"), dated as of November 14, 1996 is made by and among RANKIN MANAGEMENT, INC., a Georgia corporation (the "Company"), and each of the Shareholders.

                                    RECITALS

A. Each of the Original Shareholders holds 1000 Shares and collectively with the other Original Shareholders hold all of the issued and outstanding Shares.

B. The Company has elected, or will elect (the AElection@), to be taxed as an S corporation pursuant to Section 1362 of the Code and all of the Original Shareholders have duly consented, or will duly consent, to the Election.

C. The parties to this Agreement desire to keep the Election in force until it may be revoked or otherwise terminated pursuant to this Agreement.

D. The parties to this Agreement desire to ensure that the Company will make sufficient distributions to pay the individual income taxes payable by the Shareholders with respect to the income of the Company during the period that the Election is in effect.

E. The parties to this Agreement desire to ensure that each Family Group shall continue to own its Proportionate Part of the Shares, as increased or reduced pursuant to the terms of this Agreement.

F. The parties to this Agreement desire to provide for stability of the ownership and operation of the Company and to promote continuity in the Company's management and policies.

                                   AGREEMENTS

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, and other good and valuable consideration had and received, the parties to this Agreement agree as follows:

1. Definitions. The following terms when used in this Agreement shall have the meanings set forth below:

         1.1      "Act" shall mean the Securities Act of 1933, as amended.

         1.2 "Agreement" shall have mean this Agreement as it may be amended from time to time.



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         1.3 "Board of  Directors"  means the Board of Directors of the Company.

         1.4 "Authorized Transferee" with respect to a Shareholder means the Family Group of such Shareholder, the Original Shareholder of such Family Group, and any Family Member of such Family Group who (a) is a Permitted Transferee,
(b) is a "Participating Stockholder" under Section 1.12 of the NACCO Stockholders Agreement, and (c) has executed and delivered to the Company a counterpart of this Agreement agreeing to be subject to the restrictions and obligations of a Shareholder hereunder and to hold all Shares then owned or later acquired by such Family Member in accordance with the terms of this Agreement.

         1.5 "Call Notice" shall have the meaning set forth in Section 1.44, 4.4(a).

         1.6 "Call Option" shall have the meaning set forth in Section 4.4.

         1.7 "Charitable Organization" means any organization contributions to which are deductible for federal income, estate or gift tax purposes. A
Charitable Organization shall be an Outside Shareholder unless prior to the Transfer of Shares to such Charitable Organization, the Board of Directors has designated such Charitable Organization as eligible to be considered a Family Member, in which event a Charitable Organization so designated shall, with respect to the Shares transferred to it by any Shareholder, be considered a Family Member of and a member of the Family Group of such Shareholder.

         1.8 "Code" shall mean the Internal Revenue Code of 1986, as amended. References to specific sections of the Code shall be deemed to include references to corresponding provisions of any succeeding internal revenue law of the United States of America.

         1.9   "Company"   shall  mean  Rankin   Management,   Inc.,  a  Georgia
corporation.

         1.10 "Election" shall have the meaning set forth in Recital B to this Agreement.

         1.11 "Fair Market Value" means the price at which the subject Shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both being reasonably informed of the relevant factors and in light of the circumstances and prospects surrounding the business of the Company. A determination of the Fair Market Value of the subject Shares shall take into consideration appropriate discounts for lack of marketability and minority interest related to such Shares, but will not take into consideration the affect of any liquidity provided by the provisions of
Section 4.3.

         1.12 "Family Group" shall mean an Original Shareholder, and his Family Members so long as such Original Shareholder or any such Family Members own any Shares.

         1.13 "Family Member" shall mean a spouse or surviving spouse of an Original Shareholder, any descendant of an Original Shareholder, a spouse or surviving spouse of any such descendant, or any Qualified Fiduciary. Notwithstanding anything to the contrary contained herein:

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                  (a) the surviving  spouse of an Original  Shareholder  or of a descendent of an Original Shareholder shall cease to be a Family Member upon the remarriage of such person to other than an Original Shareholder or descendent of an Original Shareholder; and

                  (b) the spouse of an Original Shareholder or of a descendent of an Original Shareholder shall cease to be a Family Member upon legal separation, divorce or dissolution of such spouse's marriage to said Original Shareholder or descendent; and

                  (c) a Qualified Fiduciary shall cease to be a Family Member from and after any event or lapse of time which causes such fiduciary to no longer qualify as a Qualified Fiduciary as defined in Section 1.37.

         1.14 "Family Shareholder" shall mean a Shareholder who is, and only so long as such Shareholder is, an Original Shareholder or a Family Member.

         1.15 "Final Valuation" shall have the meaning set forth in Section 1.35(b).

         1.16  "First  Appraised  Value"  shall  have the  meaning  set forth in
Section 1.35(b).

         1.17  "Independent  Appraiser"  shall  have the  meaning  set  forth in
Section 1.35(b).

         1.18 "Initial Appraiser" shall have the meaning set forth in Section 1.35(b).

         1.19  "Initial  Value"  shall  have the  meaning  set forth in  Section
1.35(a).

         1.20     "NACCO" means NACCO Industries, Inc., a Delaware corporation.

         1.21 "NACCO Class A Shares" means shares of Class A Common Stock, par value $1.00 per share, of NACCO.

         1.22 "NACCO Class B Shares" means shares of Class B Common Stock, par value $1.00 per share, of NACCO.

         1.23 "NACCO Stockholders' Agreement" means the Stockholders' Agreement dated as of March 15, 1990 by and among the Participating Stockholders, NACCO and Ameritrust Company National Association, a national banking association, as depository, as amended from time to time.

         1.24 "NACCO Restated Certificate" means the Restated Certificate of Incorporation of NACCO, as amended from time to time.

         1.25 "Objecting Party" shall have the meaning set forth in Section 1.35(a).

         1.26 "Original Shareholder" shall mean each of Alfred M.Rankin, Jr., Claiborne R. Rankin, Roger F. Rankin and Thomas T. Rankin.


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         1.27  "Offered  Shares"  shall  have the  meaning  set forth in Section
4.3(a).

         1.28 "Option Shares" shall have the meaning set forth in Section 4.4.

         1.29 "Original Holders" shall have the meaning set forth in Section 4.5(a).

         1.30 "Outside  Shareholder" shall mean a Shareholder,  other than Clara
T. Rankin, who is not then a member of a Family Group, including, without limitation, a Shareholder who has ceased to be a Family Member pursuant to the terms of Sections 1.13(a), 1.13(b) or 1.13(c).

         1.31 "Outstanding Remaining Shares" shall have the meaning set forth in
Section 4.5(b)(iii).

         1.32 "Permitted Transferee" means a "Permitted Transferee" as defined under Article FOURTH, Section 4 of the NACCO Restated Certificate.

          means any individual, estate, trust, corporation, partnership, limited liability company, joint venture, unincorporated organization or other entity, association or organization.

         1.34 "Proportionate Part" means a fraction, the numerator of which is the number of Shares held by a Family Group and the denominator of which is the number of Shares held by all Family Groups.

         1.35 "Purchase Price" shall mean the Fair Market Value of the Offered Shares or Option Shares, as the case may be, determined as follows:

                  (a) Initial Value. The Board of Directors shall from time to time determine a per share value for the Shares (the "Initial Value") based upon such considerations as the Board of Directors, in its sole discretion, determines to be relevant to such valuation. If a Selling Shareholder or Outside Shareholder (for purposes of this Section 1.35, the "Objecting Party") does not provide written objections to the Company concerning the Initial Value set forth in the Valuation Notice within 10 days after the date of such Valuation Notice, the Purchase Price shall be equal to the Initial Value.

                  (b) Appraised Value. If an Objecting Party objects in writing to the Initial Valuation within 10 days after its receipt of the Valuation Notice, the Objecting Party, within fourteen (14) days from the date of such written objection, shall engage an appraiser (the "Initial Appraiser") to determine within 30 days of such appointment the Fair Market Value of the Shares (the "First Appraised Value"). The cost of the First Appraiser shall be borne by the Objecting Party. If the First Appraised Value is at least eighty percent (80%) of the Initial Value, then the Purchase Price shall be the average of the Initial Value and the First Appraised Value. If the First Appraised Value is less than eighty percent (80%) of the Initial Value, then the Company and the Objecting Party shall, within fourteen (14) days from the date of the First Appraised Value, mutually agree on an appraiser (the "Independent Appraiser"). The cost of the

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Independent  Appraiser  shall be borne  equally by the Company and the Objecting
Party. The Independent Appraiser shall determine within 14 days after its appointment the Fair Market Value of the Shares (the "Final Valuation"), but such Final Valuation shall be not less than the smaller of the Initial Value and the First Appraised Value nor greater than the larger of the Initial Value and the First Appraised Value. The Purchase Price shall be equal to the Final Valuation and shall be final and binding upon the parties to this Agreement for purposes of the subject transaction.

                  (c) Mutually Agreed Upon Purchase Price. Notwithstanding the procedure set forth above, the Company and an Objecting Party may, prior to or at any time during the appraisal process, mutually agree on a single independent appraiser to determine the Purchase Price, which determination shall be binding on all of the parties, or may agree in writing upon a Purchase Price.

                  (d) Cooperation with Appraisers. The Company shall cooperate in assisting the appraisers in determining the Purchase Price, including providing reasonable access to the books and records of the Company and to such other information as the appraisers reasonably request in connection with such determination; provided, however, that nothing in this Agreement shall require the Company to disclose privileged or proprietary information; and provided further, that the Company may require such appraisers to enter into such confidentiality and non-disclosure agreements as the Company reasonably believes to be necessary to protect the interests of the Company and its Shareholders.

         1.36 "Purchase Right" shall have the meaning set forth in Section 4.3.

         1.37 "Qualified Fiduciary" means (a) the trustee of any trust (including without limitation a voting trust) if and as long as the trust is held for the benefit of one or more Permitted Transferees and no other Person, or (b) the executor, administrator, guardian, personal representative or other fiduciary of a deceased, incompetent, bankrupt or insolvent Permitted Transferee; provided that any such trust must prohibit the transfer of Shares to any Persons other than (x) the Person or Persons who established the trust, and
(y) Authorized Transferees of the Person or Persons who established such trust.

         1.38 "Remaining Shares" shall have the meaning set forth in Section 4.5(b).

         1.39 "Seller's Notice" shall have the meaning set forth in Section 4.3(a).

         1.40 "Selling Shareholder" shall have meaning set forth in Section 4.3. means shares of the Common Stock, par value $_____ per share, of the Company.

         1.42  "Shareholder"   shall  mean  each  Original   Shareholder,   each
Authorized Transferee who acquires Shares and any other Person who becomes a party to this Agreement as the result of a Transfer of Shares to such Person.

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

         1.43 "Starting Date" means, with respect to any Seller's Notice or Call Notice, the date of the final determination of the Purchase Price relating to such notice.

         1.44 "Transfer" means any sale, assignment, pledge, hypothecation, encumbrance, disposition, transfer (including, without limitation, a transfer by will or intestate distribution), gift or attempt to create or grant a security interest in Shares, whether voluntary, involuntary, by operation of law or otherwise. Without limiting the rights of the Company and the Family Groups under Section 4.4, the occurrence of an event discussed in Sections 1.13(a), 1.13(b), or 1.13(c), pursuant to which a Family Member ceases to be a Family Member and is thereafter treated as an Outside Shareholder, shall not constitute a "Transfer" giving rise to the exercise of Purchase Rights under Section 4.3.

         1.45 "Valuation Notice" shall mean the notice given by the Company pursuant to Sections 4.3(b) or 1.44, 4.4(a) and stating the Initial Value at which a Purchase Right or a Call Option is to be exercised.

2. Management of the Company.

         2.1 Company Action. The Company shall only take an action or exercise a right or authority under this Agreement, the Articles of Incorporation of the Company or the Bylaws of the Company, or in its capacity as a general or managing partner of any partnership, with the approval of a majority of the Directors of the Company.

         2.2 Composition of Board of Directors. During the term of this Agreement, the Board of Directors shall consist of at least one (1) individual for each Family Group, or such greater number as shall be equally divisible by the number of Family Groups.

         2.3 Election of Directors. Each Original Shareholder, and after such Original Shareholder's death his Family Members acting by the vote of a majority of the Shares held by such Family Group, shall designate to the Board of Directors such number of Directors as shall be equal to the quotient of (a) the total number of Directors, divided by (b) the number of Family Groups. The Shareholders shall vote their Shares in favor of all individuals designated to the Board of Directors pursuant to this Section 2.3.

         2.4 Board Deadlock. In the event that the Directors become deadlocked or otherwise reach an impasse with respect to any aspect of the management or operation of the Company or the Company's assets, the Directors, by majority vote of the Directors then serving, shall select an unrelated third party to resolve the deadlock or other impasse, and the resolution of such unrelated third party shall be binding on the Directors and all of the Shareholders. To this end, the Shareholders agree to elect as Directors, as the case may be, only those individuals who are willing, if required, to implement the terms of this subparagraph 2.4. If the Directors shall be unable to agree upon such an unrelated third party to resolve a deadlock or impasse, any Director may petition the Common Pleas Court of Cuyahoga County, Ohio to make such an appointment.

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

3.       Shareholder Relations.

         3.1 Shareholder Approval. Unless otherwise required by statute, the affirmative vote of the Shareholders owning a majority of the Shares of each of the Family Groups shall be required:

                  (a) to amend the Articles of Incorporation or Bylaws of the Company;

                  (b)      to amend this Agreement;

                  (c) for the Company to issue, reacquire or transfer any shares of Common Stock, except that the Company may acquire Shares as permitted under this agreement without further approval or action by the Shareholders;

                  (d)      to consolidate or merge the Company; or

                  (e) to liquidate or sell substantially all of the assets of the Company.

         3.2 Access to Business Information. Each Shareholder shall have the absolute right, without the necessity of stating any purpose, to examine and copy during usual business hours all corporate records of the Company. In addition, each Shareholder shall have the absolute right to discuss the business activities of the Company with the Company's lawyers and accountants and to engage (at such Shareholder's own expense) a lawyer or accountant to participate or represent him in any such discussions.

         3.3 Pre-emptive Rights. The Shareholders shall, upon the offering by the Company for sale of shares of any class of stock of the Company, have the right, during a reasonable period of time and on substantially the same terms that such shares are being offered or sold, to purchase such shares in proportion to their respective holdings of Shares.

4.       Restrictions on Transfers of Shares

         4.1 Restriction on Transfers. Except as otherwise provided in this Agreement, no Shareholder shall, either during the Shareholder's lifetime or upon the Shareholder's death, Transfer any of the Shares now owned or hereafter acquired by such Shareholder. Without limiting the foregoing, a Shareholder shall not transfer any of his, her or its Shares to any Person or in any manner which would cause the Election to be terminated or revoked or which would be contrary to the provisions of the NACCO Restated Certificate or the NACCO Stockholders' Agreement. In the event of any purported or attempted Transfer of Restricted Shares that does not comply with this Agreement, the purported transferee or successor by operation of law shall not be deemed to be a shareholder of the Company for any purpose and shall not be entitled to any of the rights of a shareholder of the Company, including, without limitation, the right to vote the Shares or to receive a certificate for Shares or any dividends or other distributions on or with respect to Shares. Any purported or attempted transfer of Shares made other than in accordance with the provisions of this Agreement shall be void ab initio and the last holder of record who


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

acquired such Shares in a manner not contrary to the provisions of this Agreement shall be recognized as the holder of such Shares for all purposes and the Shares shall continue to be treated as Shares for all purposes under this Agreement, shall be deemed owned by such recognized holder for purposes of the operation of this Agreement and shall continue to be subject to the terms of this Agreement.

         4.2 Unrestricted Transfers. Notwithstanding anything to the contrary contained herein, each Original Shareholder or Authorized Transferee of such Original Shareholder shall be entitled to Transfer all or any portion of his, her or its Shares to any Authorized Transferee of such Original Shareholder, without need to comply with the other provisions of this Agreement.

         4.3 Purchase Right. At any time after the date hereof, the Company and the Family Groups shall have a right of first refusal (the "Purchase Right") to purchase, pursuant to the terms of this Section 4.3, from any Shareholder (for purposes of this Section 4.3, a "Selling Shareholder") intending to Transfer, other than as permitted in Section 4.2 of this Agreement, all or any portion of his, her or its Shares (including any Shares acquired after the date hereof).

                  (a) A Selling Shareholder intending to Transfer all or any portion of his, her or its Shares shall first deliver to the Company a written notice (the "Seller's Notice") specifying (i) the number of Shares to be transferred (the "Offered Shares"); and (ii) the identity of the proposed transferee.

                  (b) Within 10 days after the Company's receipt of the Seller's Notice, the Company shall deliver to the Selling Shareholder a Valuation Notice setting forth the Initial Value and the Company and the Selling Shareholder shall commence the process to determine the Purchase Price pursuant to Section
1.35 of this Agreement.

                  (c) Within 10 days after Starting Date, the Company shall notify each Family Shareholder (other than the Selling Shareholder) of (i) the Starting Date; (ii) the number of Offered Shares; and (iii) the Purchase Price. The Company's notice shall include a copy of the Seller's Notice.

                  (d) Within 40 days after the Starting Date, each Shareholder shall notify the Company of how many, if any, of the Offered Shares he or she elects to purchase.

                  (e) Within 50 days after the Starting Date, the Company shall provide written notice to the Selling Shareholder and to each other Shareholder of (i) the number of Offered Share to be purchased by Family Shareholders and the allocation of the Offered Shares among the Family Shareholders pursuant to the terms of Section 4.5 of this Agreement; (ii) the number of Offered Shares to be purchased by the Company; and (iii) the time, date and place of closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

         4.4 Call Options to Purchase Shares. At any time after the date hereof, the Company and the Family Groups shall have the option (the "Call Option") to purchase from any

Shareholder who is then an Outside Shareholder all, but not less than all, of the Shares (the "Option Shares") directly or indirectly owned by such Outside Shareholder, and upon the exercise of a Call Option such Outside Shareholder shall be obligated to sell to the purchasing Shareholders or the Company, as the case may be, all (but not less than all) of his, her or its Option Shares. The Call Option shall be exercised as follows:

                  (a) Within thirty (30) days after the determination by the Board of Directors to exercise a Call Option with respect to an Outside Shareholder, the Company shall provide written notice (the "Call Notice") of such exercise to the Selling Outside Shareholder of (i) the exercise of the Option; (ii) the number of Option Shares; and (iii) the Initial Value of the Option Shares. Thereafter, the Company and the Outside Shareholder shall determine the Purchase Price in accordance with Section 1.35.

                  (b) Within ten (10) days after the Starting Date, the Company shall provide notice of such exercise to each Shareholder who is then a member of a Family Group (a "Family Shareholder") of (i) the exercise of the Option;
(ii) the number of Option Shares; (iii) the Purchase Price of the Option Shares; and (iv) the Starting Date.

                  (c) Within 40 days after the Starting Date, each Family Shareholder shall notify the Company of how many, if any, of the Option Shares he, she or it elects to purchase.

                  (d) Within 50 days after the Starting Date, the Company shall provide written notice to the selling Outside Shareholder and to each Family Shareholder of (i) the allocation of the Option Shares among the Family Shareholders pursuant to the terms of Section 4.5 of this Agreement; (ii) the number of Option Shares to be purchased by the Company; and (iii) the time, date and place of closing which shall be no sooner than 90 days after the Starting Date and no later than 120 days after the Starting Date.

                  (e) If the Company and the Family Shareholders do not together elect to purchase all of the Option Shares then the Outside Shareholder shall not be obligated to sell any of the Option Shares; provided, however, that the Company and the Family Shareholders shall continue to have the right to exercise a Call Option with respect to such Option Shares at anytime thereafter.

                  (f) The Option Shares shall be allocated among the Company and the Family Groups, and within each Family Group among its members, in the manner provided in Section 4.5.

         4.5 Allocation of Offered Shares and Option Shares. Offered Shares and Option Shares shall be allocated among the Company and the Family Shareholders pursuant to the terms of this Section 4.5. At the Closing, the Company and such Family Shareholders, as the case may be, shall be obligated to purchase the Offered Shares or Option Shares so allocated pursuant to the terms and provisions of this Agreement. Notwithstanding anything to the contrary contained herein, no Shareholder shall be entitled to receive, or be obligated to purchase, more Shares than such Shareholder has elected to purchase pursuant to Section 4.3(d) or 4.4(c), as the case may be. All Offered Shares or Option Shares shall be allocated as follows:

                  (a) Allocation to Original Holders of Offered Shares. The Shares to be allocated shall first be allocated to the members of the Family Group (the "Original Holders") in which the Selling Shareholder is a Family Member who have elected to purchase any portion of such Shares, or if the Selling Shareholder is an Outside Shareholder, from which the Selling Shareholder, or his, her or its predecessors in interest, acquired such Shares. Such Shares shall be allocated in accordance with Section 4.5(d).

                  (b) Allocation among Family Groups. Any Offered Shares or Option Shares not allocated pursuant to Section 4.5(a) (the "Remaining Shares") shall be allocated among the Family Groups (other than the Original Holders) which have Shareholders electing to purchase Offered Shares or Option Shares as follows:

                           (i) If a Family Group has collectively elected to purchase a number of Offered Shares or Option Shares which is less than or equal to its Proportionate Part of the Remaining Shares, then such Family Group shall be allocated the number of Shares that its members have elected to purchase.

                           (ii) If a Family Group has collectively elected to purchase a number of Offered Shares or Option Shares which is greater than its Proportionate Part of the Remaining Shares, then such Family Group shall, in the first instance, be allocated its Proportionate Part of the Remaining Shares.

                           (iii) If additional Remaining Shares remain to be allocated after the application of subsections (i) and (ii) above (the "Outstanding Remaining Shares"), then each Family Group which has collectively elected to purchase a number of Offered Shares or Option Shares which exceeds its Proportionate Part shall be allocated an additional number of the Remaining Shares equal to the lesser of:

                                    (A)     The  number  of  Offered  Shares  or
                                            Option   Shares  which  such  Family
                                            Group  elected to purchase but which
                                            were not  allocated  to it by reason
                                            of subsection (ii) above, or

                                    (B)     That  portion  of  the   Outstanding
                                            Remaining  Shares  represented  by a
                                            fraction  the  numerator of which is
                                            the  number of  Shares  held by such
                                            Family    Group   (prior   to   such
                                            allocation),  and the denominator of
                                            which is the  number of Shares  held
                                            by  all  Family  Groups  which  have
                                            elected  to  purchase  a  number  of
                                            Offered  Shares or Option  Shares in
                                            excess   of  the   number  of  those
                                            Offered   Shares  or  Option  Shares
                                            previously  allocated  to them under
                                            this Section 4.5.

                           (iv) Any Shares remaining to be allocated after the application of subsections (i), (ii) and
                                    (iii)   above,   shall   be   allocated   in
                                    accordance with the procedures  described in
                                    subsection  (iii) above until either (A) all
                                    of the Offered Shares or Option Shares which
                                    Family  Shareholders,  as the  case  may be,
                                    have   elected   to   purchase   have   been
                                    allocated,  or (B)  there  remains  only one
                                    Family  Group  which has not been  allocated
                                    all  of  the   Shares  it  has   elected  to
                                    purchase, in which event all of the then unallocated Offered Shares or Option Shares shall be allocated to such Family Group up to the amount that such Family Group elected to purchase.

                  (c) Allocation to the Company. The Company shall purchase any Offered Shares not allocated to a Family Group. The Company may, but shall not be obligated to, purchase any Option Shares not allocated to a Family Group.

                  (d) Allocation of Shares among Family Group Members. Offered Shares or Option Shares allocated to a Family Group pursuant to Sections 4.5(a) or 4.5(b) shall be allocated among the Family Shareholders of such Family Group, as follows:

                           (i) First, to the Original Shareholder of such Family Group in an amount equal to the number of Offered Shares or Option Shares such Original Shareholder elects to Purchase; and

                           (ii) Second, to each Shareholder of such Family Group, other than the Original Shareholder, electing to purchase Offered Shares or Option Shares in an amount determined by multiplying (A) the number of Shares allocated to such Family Group and not purchased by the Original Shareholder, by
                                    (B) a fraction, the numerator of which is the number of Shares subscribed for by such Shareholder, and the denominator of which is the aggregate number of Shares subscribed for by all Shareholders of a Family Group, other than the Original Shareholder.

5. General Restrictions/Covenants on Transfers.

         5.1 Securities Law Restrictions. Notwithstanding any other provision of this Agreement, but subject to express written waiver by the Company in the exercise of its good faith and reasonable judgment, no Shareholder shall
Transfer any Shares without the registration of the Transfer of such Shares under the Act or until the Company shall have received such legal opinions or other assurances that such Transfer is exempt from the registration requirements under the Act and applicable state securities laws as the Company in its good faith and reasonable discretion deems appropriate in light of the facts and
circumstances   relating  to  such
proposed Transfer, together with such representations, warranties and indemnifications from the transferor and the transferee as the Company in its good faith and reasonable discretion deems appropriate to confirm the accuracy of the facts and circumstances that are the basis for any such opinion or other assurances and to protect the Company and the other Shareholders from any liability resulting from any such Transfer.

         5.2 Legends. All certificates representing Shares now or hereafter owned by the Shareholders shall bear the following legend:

                  THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE BEEN ISSUED AND SOLD WITHOUT REGISTRATION UNDER THE FEDERAL SECURITIES ACT OF 1933, AS AMENDED ("FEDERAL ACT"), OR THE SECURITIES LAWS OF ANY STATE, IN RELIANCE UPON CERTAIN EXEMPTIVE PROVISIONS OF SAID ACTS, INCLUDING PARAGRAPH (13) OF THE CODE SECTION 10-5-9 OF THE GEORGIA SECURITIES ACT OF 1973 (THE "GEORGIA ACT"). NEITHER THIS SECURITY NOR ANY PORTION HEREOF OR INTEREST HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS THE SAME IS REGISTERED UNDER SAID FEDERAL ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE AND THE COMPANY SHALL HAVE RECEIVED, AT THE EXPENSE OF THE HOLDER HEREOF, EVIDENCE OF SUCH EXEMPTION REASONABLY SATISFACTORY TO THE COMPANY (WHICH MAY INCLUDE, AMONG OTHER THINGS, AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY).

In addition, all certificates represent Shares now or hereafter owned by the Original Shareholders shall bear the following legend:

                  THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THAT CERTAIN
                  SHAREHOLDERS' AGREEMENT DATED AS OF NOVEMBER 14, 1996, AS AMENDED FROM TIME TO TIME, TO WHICH THE COMPANY AND EACH OF ITS SHAREHOLDERS IS A PARTY. A COPY OF WHICH IS ON FILE IN THE PRINCIPAL OFFICE OF THE COMPANY, AND THE PROVISION OF WHICH ARE INCORPORATED HEREIN BY REFERENCE. A COPY OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST DELIVERED TO THE COMPANY.

All certificates evidencing Shares hereafter issued to a Shareholder for any reason or purpose shall, when issued, bear similar legends.

         5.3 Stock Transfer Record. The Company shall maintain a stock transfer book in which shall be recorded the name and address of each Shareholder. No Transfer or issuance of any Shares shall be effective or valid unless, and until, recorded in such stock transfer book. The Company shall not record any Transfer or issuance of Shares in such stock transfer book unless the Transfer or issuance is in strict compliance with all of the provisions of this Agreement.

6.       Closing.

         6.1 Terms of Sale. The Purchase Price for all Shares purchased pursuant to Section 4.3 or Section 4.4 of this Agreement shall be paid at the Closing in immediately available United States Funds.

         6.2      Closing

                  (a)  The  closing  of the  purchase  and  sale  of any  Shares pursuant to this Agreement shall occur at the time, date and place specified by the Company in its written notice pursuant to Sections 4.3(e)(iii) or 4.4(d)(iii), as the case may be.

                  (b) At closing, the endorsed certificate or certificates evidencing the Shares to be sold, together with executed "stock power" transfer instruments, separate from such certificate(s), shall be respectively delivered by the seller to each purchaser against payment of such purchasers' portion of the Purchase Price. Such delivery shall constitute warranties by the seller thereof that such seller has full authority to deliver such certificate(s) and that the stock evidenced thereby is free and clear of all liens, encumbrances or other outstanding interests of any nature, other than those created pursuant to the terms of this Agreement.

         6.3 Legal Requirements. The purchase and sale of any Shares pursuant to this Agreement shall be subject to compliance with all applicable state and federal securities laws, and each Shareholder agrees without additional consideration to do all necessary things reasonably requested by the Company in connection therewith, the reasonable expenses of such to be paid by the selling Shareholder(s).

         6.4 Removal of Shareholder From Personal Obligation. Upon the purchase of all of Shareholder's Shares by the Company of the Shareholders pursuant to this Agreement, the Company and the other Shareholders shall put forth their reasonable efforts to insulate the selling Shareholder from any personal liability arising from any personal guarantee made by such selling Shareholder with respect to any obligation of the Company other than one with respect to, or incurred in connection with, the purchase of Shares. At the settlement of the purchase of the Selling Shareholder's Shares, the Company and the other Shareholders shall, to the extent permitted by law, deliver a written document completely and absolutely indemnifying and holding the Selling Shareholder, or his, her or its estate, harmless from becoming so liable or from paying money. However, the foregoing shall not be interpreted as obligating the Company or any Shareholder to make any prepayment of outstanding loans which the Selling Shareholder personally guaranteed.

7. Agreements by the Company. The Company, for and on behalf of itself and its successors and assigns, agrees that (a) it shall not issue, transfer or reissue any Shares or other securities of the Company in violation of the provisions of this Agreement;  and
(b) all certificates representing Shares shall bear an endorsement in substantially the form specified in Section 5.2 of this Agreement.

8. Shareholder Covenants. Each Shareholder covenants to and agrees that:

         8.1 Voting of Shares. Each Shareholder shall vote any and all Shares or other voting securities of the Company which he, she or it owns or has the right or power to vote to cause the Company to provide the Shareholders with the rights and benefits contemplated by this Agreement, the Articles and the By-laws of the Company, and to comply with and perform fully each of its obligations, commitments, covenants, and agreements contained in this Agreement, the Articles or the By-laws of the Company, and shall take any and all action as a shareholder or Director of the Company as may be necessary to cause the Company to provide such rights and benefits and to comply with such obligations, commitments, covenants, and agreements.

         8.2 No Contrary Action. No Shareholder shall take any action as an officer, Director, or shareholder of the Company which would prevent such Shareholder or the Company from providing the Shareholders with the rights and benefits contemplated by this Agreement, the Articles or the By-laws of the Company or which would otherwise cause such Shareholder or the Company to breach its obligations, commitments, covenants and agreements contained in this Agreement, the Articles or the By-laws of the Company.

         8.3 Shareholder Status. Each Shareholder shall remain eligible to be a Shareholder under Section 1361 of the Code and shall not Transfer or sell his, her or its shares to any third party who would not be eligible to be a Shareholder under Section 1361 of the Code.

9.       Subchapter S Corporation Status.

         9.1 Maintenance of Election. Notwithstanding anything to the contrary contained herein, neither the Company nor any Shareholder shall take any action, make any Transfer of Shares or fail to take any action which shall result in the termination of the Election. If any such Transfer, act or failure to act shall occur, the Company or Shareholder, as the case may be, shall immediately take such remedial steps as may be necessary to prevent termination of the Election. In the event that the Election is terminated because of any Shareholder's act or failure to act, then such Shareholder shall indemnify the Company and the other Shareholders for any loss or liability incurred on account of such termination, including, without limitation, any federal and state income taxes directly attributable to such termination, taking into account all losses, if any, of past, present, and future tax benefits accruing from such termination.

         9.2 Shareholder Actions to Preserve Election. Each Shareholder hereby agrees to execute, at the Company's written request, any and all such documents as may be necessary to preserve the Election in accordance with state and federal laws.

         9.3 Revocation of Election. Notwithstanding anything to the contrary contained herein, the Election may be revoked by the unanimous action of the Board of Directors.

         9.4 Inadvertent Termination of Election. If the Company's status as an S corporation is terminated inadvertently and the Company wishes to obtain a ruling under Section 1362(f) of the Code, each Shareholder agrees to make any adjustments required pursuant to Section 1362(f)(4) of the Code and approved by the Company's Board of Directors. A Shareholder's obligation to make such adjustments shall continue after the Shareholder has ceased to own Shares of the Company and after this Agreement has terminated.

         9.5 Tax Distributions. As long as the Company is an S corporation, and subject to any limitations on distributions imposed by governing state law, the Company shall make pro rata distributions of money, based on ownership of Shares, to pay the federal and state income taxes on the income (net of any tax benefits produced for the Shareholders by the Company's losses, deductions, and credits) that passes through from the Company to the Shareholders under the applicable provisions of the Code and state law. The total amount required to be distributed shall be determined by conclusively presuming that all taxable income passed through to each Shareholder shall be taxed at the maximum federal rate (without regard to exemptions or phaseouts of lower tax rates) and the maximum State of Georgia rate at which income of any individual can be taxed in the calendar year that includes the last day of the Company's taxable year. It shall further be conclusively presumed that the Shareholder can deduct the State of Georgia tax for federal income tax purposes, and the calculations shall be made using the net effective State of Georgia rate. Distributions under this
Section 9.5 shall be made not later than April 15 of each year. To the extent that the Shareholders shall be required to make estimated tax payments prior to April 15, the Company shall make cash distributions corresponding to the estimated tax payments not later than the due dates for such estimated tax payments. No provision of this Agreement shall cause the total dividend paid with respect to any outstanding Share to differ from the amounts paid with respect to any other outstanding Share. No provision of this section 9.5 shall be construed to limit the ability of the Company to declare and pay additional dividends to the Shareholders out of the assets of the Company legally available for such payment at such time or times as the Board of Directors may determine.

10.      Termination.

         10.1 The term of this Agreement shall commence as of the date first above written and shall terminate upon the first to occur of the following events:

                  (a) the mutual written agreement of the Shareholders owning a majority of the Shares of each of the Family Groups to terminate this Agreement;

                  (b) the merger of the Company into another corporation or the sale, exchange or disposition of all or substantially all of the Company's assets; or

                  (c) when there remains only one (1) Shareholder who is a party hereto.

         10.2 Upon termination of this Agreement, the certificates representing the Shares shall be released from the terms of this Agreement, and such certificates may be reissued free of the legend specified in Section 5.2 of this Agreement.

         11. Power of Attorney. Each of the undersigned Shareholders hereby constitutes and appoints the Company and as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, in any capacities to execute any and all statements under Section 13 or Section 16 of the Securities Exchange Act of 1934, as amended, of beneficial ownership of NACCO Class B Shares, subject to the NACCO Stockholders' Agreement, as amended from time to time, including all statements on Schedule 13D and all amendments thereto, all joint filing agreements pursuant to Rule 13d-l(f)(iii) under such Act in connection with such statements, all initial statements of beneficial ownership on Form 3 and any and all other documents to be filed with the Securities and Exchange Commission, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, and, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue of this Section 11. The grant of this power of attorney shall not be affected by any disability of an undersigned Shareholder. If applicable law requires additional or substituted language in order to validate the power of attorney intended to be granted by this Section 11, each Shareholder agrees to execute and deliver such additional instruments and to take such further acts as may be necessary to validate such power of attorney.

         12. Arbitration. Any dispute arising in connection with this Agreement shall be an Arbitrable Dispute and shall be finally settled by arbitration under the then applicable Commercial Arbitration Rules of the American Arbitration Association, by one or more arbitrators agreed upon by the parties or, in the absence of such an agreement, appointed in accordance with such Rules. The arbitration proceedings shall be held in Cleveland, Ohio. Judgment upon the award rendered may be entered in any court having jurisdiction and application may be made to such court for judicial acceptance of such award and an order of enforcement as the case may be. The Shareholders hereby agree that the rendering of an award by the arbitrator or arbitrators shall be a condition precedent to the initiation of any legal proceedings with respect to any Arbitrable Dispute.

13.      General Provisions

         13.1 Waivers and Amendments. This Agreement may be amended or modified in whole or in part only by the mutual written agreement of the Shareholders owning not less than two-thirds (2/3) of the Shares of each of the Family Groups and any such amendment shall be binding upon all of the Shareholders. The obligations and rights of any party hereunder may be waived (either generally or in a particular instance and either retroactively or prospectively) by the unanimous written action of the Board of Directors or with the written consent of the party claimed to have given the waiver; provided, however, that any waiver of any violation of, breach of, or default under any provision of this Agreement or any other agreement provided for herein shall not be construed as, or constitute, a continuing waiver of such provision, or a waiver of any other violation of, breach of or default under any other provision of this Agreement or any other agreement provided for herein.

         13.2 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the company, its successors and permitted assigns, and shall be binding upon and inure to the benefit of the other parties hereto and their respective heirs, successors and permitted assigns.

         13.3 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

         13.4 Notices. Any notice, request or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or after being sent by telecopy, with confirmed answer back, or within 1 business day of being sent by established overnight courier, to (a) the Company at its principal business address or (b) to any Shareholder at his, her or its address as shown from time to time on the books and records of the Company. The Company shall provide each Shareholder with a list of all such addresses promptly upon request.

         13.5 Entire Agreement. This Agreement, together with the other agreements referred to herein, embodies the entire agreement among the parties in relation to its subject matter, and no representations, warranties, covenants, understandings or agreements or otherwise, in relation thereto, exist between any of the parties.

         13.6 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the internal substantive laws of the State of Georgia without giving effect to the principles of conflicts of law thereof.

         13.7 Severability. Each section, subsection and lesser section of this Agreement constitutes a separate and distinct undertaking, covenant and/or provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, all such provisions shall be deemed severed from this Agreement, but every other provision of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under law.

         13.8 No Third Party Beneficiaries. It is hereby agreed that the parties hereto (or their personal representatives) shall have the sole right to enforce the performance of the provisions of this Agreement and the sole right to receive any and all amounts payable by the parties hereto pursuant to this Agreement, and that no other person shall be entitled to, or shall have any claim, right, title or interest to or in any such amounts by virtue of this Agreement. This Agreement is personal to the parties hereto, and is not intended for the benefit of, and is not intended to be relied upon by, any other person and no such person shall be entitled to the benefit of or to enforce this Agreement.

         13.9 Specific Performance. The parties hereto agree that upon a breach of any other provisions of this Agreement a remedy at law would not be adequate, and that the parties hereto are entitled to injunctive relief and specific performance, and any other legal or equitable remedies, as remedies for the enforcement of this Agreement.

         13.10 Titles and Headings. Titles and headings to sections, subsections and lesser sections herein are inserted for the convenience of reference only and are not intended to be a part of or to effect the meaning or interpretations of this Agreement.

         13.11 Conflicts. To the extent possible, this Agreement, the Articles of Incorporation of the Company, and the Bylaws of the Company shall be construed so as to be consistent. Where such Articles of Incorporation or Bylaws are inconsistent with this Agreement, this Agreement shall control.

         IN WITNESS WHEREOF, the Company and the Shareholders have executed this Shareholders' Agreement as of the day and year first above written.

                              RANKIN MANAGEMENT, INC.


                              By:  /s/ Alfred M. Rankin, Jr.
                              Name:  Alfred M. Rankin, Jr.
                              Title:     President

                                   (Corporate Seal)

           {Shareholder Signature Page for Shareholders Agreement of
             Rankin Management, Inc. dated as of November 14, 1996}


                                               NATIONAL  CITY  BANK,  as Trustee
                                               under the Agreement  dated August
                                               30,   1967,   as    supplemented,
                                               amended and restated, with Alfred
                                               M. Rankin,  Jr.  creating a trust
                                               for   the    benefit    of   such
                                               individual


Witness /s/ Nancy B. Sternad                   By: /s/ Leigh H. Carter


Witness /s/ Colleen M. Horan                   and /s/ Dolores J. Maichle


Witness /s/ Nancy B. Sternad


Witness /s/ Colleen M. Horan

                                               Address:  1900 East Ninth St.
                                                         Cleveland, OH 44114

STATE OF OHIO     )
                  ) SS:
CITY OF CLEVELAND )


                  Before me, a Notary Public in and for said State and County, personally appeared the National City Bank, not individually but as trustee, by Leigh H. Carter and Dolores J. Maichle , respectively, who acknowledged that they did sign the foregoing instrument on behalf of said trustee by authority of its board of directors, and that the same is the free act and deed of said trustee and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland , Ohio , this 15th day of November, 1996.


                                                     /s/ Michael A. Primrose
[Notarial Seal]                                      Notary Public

                                               NATIONAL  CITY  BANK,  as Trustee
                                               under   the    Agreement    dated
                                               December     29,     1967,     as
                                               supplemented,     amended     and
                                               restated,  with Thomas T. Rankin,
                                               creating a trust for the  benefit
                                               of such individual


Witness /s/ Nancy B. Sternad                   By: /s/ Leigh H. Carter


Witness /s/ Colleen M. Horan                   and /s/ Dolores J. Maichle


Witness /s/ Nancy B. Sternad


Witness /s/ Colleen M. Horan

                                               Address:  1900 East Ninth St.
                                                         Cleveland, OH 44114

STATE OF OHIO     )
                  ) SS:
CITY OF CLEVELAND )


                  Before me, a Notary Public in and for said State and County, personally appeared the National City Bank, not individually but as trustee, by Leigh H. Carter and Dolores J. Maichle , its Vice President and Vice President , respectively, who acknowledged that they did sign the foregoing instrument on behalf of said trustee by authority of its board of directors, and that the same is the free act and deed of said trustee and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland , Ohio , this 15th day of November, 1996.


                                             /s/ Michael A. Primrose
[Notarial Seal]                              Notary Public

                                               NATIONAL  CITY  BANK,  as Trustee
                                               under the  Agreement  dated  June
                                               22,   1971,   as    supplemented,
                                               amended   and   restated,    with
                                               Claiborne R.  Rankin,  creating a
                                               trust  for  the  benefit  of such
                                               individual


Witness /s/ Nancy B. Sternad                   By:  /s/ Leigh H. Carter


Witness /s/ Colleen M. Horan                   and /s/ Dolores J. Maichle


Witness /s/ Nancy B. Sternad


Witness /s/ Colleen M. Horan
                                               Date:  November 15, 1996
                                               Address:  1900 East Ninth St.
                                                         Cleveland, OH 44114

STATE OF OHIO     )
                  ) SS:
CITY OF CLEVELAND )


                  Before me, a Notary Public in and for said State and County, personally appeared the National City Bank, not individually but as trustee, by Leigh H. Carter and Dolores J. Maichle , its Vice President and Vice President , respectively, who acknowledged that they did sign the foregoing instrument on behalf of said trustee by authority of its board of directors, and that the same is the free act and deed of said trustee and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland , Ohio , this 15th day of November, 1996.


                                              /s/ Michael A. Primrose
[Notarial Seal]                               Notary Public

                                               NATIONAL  CITY  BANK,  as Trustee
                                               under   the    Agreement    dated
                                               September     11,    1973,     as
                                               supplemented,     amended     and
                                               restated,  with Roger F.  Rankin,
                                               creating a trust for the  benefit
                                               of such individual


Witness /s/ Nancy B. Sternad                    By: /s/ Leigh B. Carter


Witness /s/ Colleen M. Horan                    and /s/ Dolores J. Maichle


Witness /s/ Nancy B. Sternad


Witness /s/ Colleen M. Horan
                                                Date: November 15, 1996
                                                Address:  1900 East Ninth St.
                                                          Cleveland, OH 44114

STATE OF OHIO     )
                  ) SS:
CITY OF CLEVELAND )


                  Before me, a Notary Public in and for said State and County, personally appeared the National City Bank, not individually but as trustee, by Leigh H. Carter and Dolores J. Maichle , its Vice President and Vice President , respectively, who acknowledged that they did sign the foregoing instrument on behalf of said trustee by authority of its board of directors, and that the same is the free act and deed of said trustee and their free act and deed as such officers.

                  IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Cleveland , Ohio , this 15th day of November, 1996.


                                             /s/ Michael A. Primrose
[Notarial Seal]                              Notary Public